Exhibit 10.21

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

FIRST AMENDMENT

TO

SETTLEMENT AGREEMENT AND RELEASE

AMONG

(I) EDUCATION ONE GROUP, INC., (II) SALLIE MAE, INC., (III) SECONDARY MARKET SERVICES, LLC , (IV) SLM EDUCATION CREDIT FINANCE CORPORATION (COLLECTIVELY, “SALLIE MAE” OR THE “SALLIE MAE PARTIES”), (V) JPMORGAN CHASE BANK, N.A, IN ITS CAPACITY AS SUCCESSOR BY MERGER TO BANK ONE, NATIONAL ASSOCIATION (“BANK ONE”), AND (VI) BANK ONE EDUCATION FINANCE CORPORATION

RECITALS

A.                                   The Sallie Mae Parties, Bank One, and Bank One Education Finance Corporation, are parties, along with others, to that certain Settlement Agreement and Release, dated as of July 30, 2004 (the “Settlement Agreement”), pursuant to which the Parties thereto agreed to resolve all disputes concerning the termination of the Material Agreements, on the terms set forth in the Settlement Agreement.

B.                                     The Parties to this First Amendment to Settlement Agreement and Release (“First Amendment”) desire to amend the Settlement Agreement relating to Custom Deal Loans, the terms of which are incorporated herein by this reference, as hereafter set forth.

C.                                     The Parties to this First Amendment further desire to amend the Settlement Agreement to reflect the satisfaction of certain obligations relative to the Marketing Agreement and the terms of the Settlement Agreement, as more specifically outlined herein below.

Capitalized terms used herein, unless otherwise defined herein, have the same meanings as in that certain Amended and Restated ExportSS Agreement dated as of January 1, 2000, as amended by the Settlement Agreement.

NOW, THEREFORE, in consideration of the Recitals, the Parties agree to amend the Settlement Agreement as follows:

1.                                       Upon execution by authorized representatives of all of the parties hereto, this First Amendment shall be effective as of July 30, 2004.

2.                                       The first sentence in Section 6.A. of the Settlement Agreement is hereby amended and restated to read in its entirety as follows:

A.                                   The Commitment Period under the ExportSS® Agreement, including without limitation the Amendment of January 1, 2002 relating to MBA LOAN Private Loans and LAWLOAN Private Loans (but subject to the modifications set forth in Section 6 hereof), is hereby extended to August 31, 2008; provided, however, that the Commitment Period shall be further extended, solely with respect to the original term of each Custom Deal with respect to the Custom Deal Loan that is described in Section 6.E(iii) below, to coincide with the end date of the original term of such Custom Deal.  The terms of the ExportSS Agreement, as amended by this Settlement Agreement, shall govern with respect to such Custom Deal Loans.  In the event that a Custom Deal with respect to the Custom Deal Loan that is described in Section 6.E(iii) below is renewed by Sallie Mae beyond the original term of such Custom Deal and such renewal is reflected in a revised related letter of understanding (a “Renewed Custom Deal”), and Bank One and the applicable EOG Related Person have agreed to Bank One’s participation in the Renewed Custom Deal at the applicable school, it being understood that neither party is under any obligation to agree to such participation in a Renewed Custom Deal at any such school, then with respect to a Custom Deal Loan subject to such Renewed Custom Deal, the Commitment Period shall be further extended, but solely with respect to the renewal term of each such Renewed Custom Deal with respect to the Custom Deal Loan that is described in Section 6.E(iii) below, to coincide with the end date of the term of such Renewed Custom Deal.  The terms of the ExportsSS Agreement, as amended by this Settlement Agreement, shall govern with respect to such Custom Deal Loan during the term of such Renewed Custom Deal.

3.                                       Section 6.E. of the Settlement Agreement is hereby amended and restated to read in its entirety as follows:

E. Custom Deal Loans will include Loans made under the Act that are (i) MBALoans, LAWLOANS, and MEDLOANS, (ii) loans made in connection with attendance at the schools listed in Schedule 1 hereto (subject to the last two sentences of Section 6.D(3) above), (iii) loans made in connection with attendance at such other schools with respect to which Sallie Mae has agreed to provide custom loan terms, which shall mean changes to its standard Signature Education Loan, MBALoan private loan, LAWLOANS private loan, or MEDLOANS private loan interest rates, terms, or credit criteria, changes to standard FFELP borrower benefits, and/or Opportunity Loans, and such custom loan terms (as described in clause 6.E(iii) immediately above) are set forth in a letter of understanding executed by an EOG Related Person and such applicable schools (“Custom Deal”), provided that Bank One and such EOG Related Person have agreed to Bank One’s participation in the Custom Deal at such school, it being understood that neither party is under any obligation to agree to such participation in a Custom Deal at any such school, (iv) loans made in connection with attendance at University of Phoenix for so long as Sallie Mae has agreed to provide custom loan terms, as described in, or that provide substantially identical benefits as the benefits described in, Schedule 9 hereto, to specific borrowers at such school (“University of Phoenix Custom Deal”), and (v) loans made in connection with attendance at schools located in a particular state for so long as Sallie Mae has agreed to provide custom loan terms, as described in, or that provide substantially identical benefits as the benefits described in, Schedule 9 herein to specified borrowers in such state (a “Statewide Benefit Deal”), provided that Bank One and the applicable EOG Related Person have agreed to Bank One’s participation in the University of Phoenix Custom Deal or in a State Wide Benefit Deal to any or all schools within the applicable Statewide Benefit Deal state, it being understood that neither party is under any obligation to agree to such participation in a Statewide Benefit Deal to any or all schools within the applicable Statewide Benefit Deal state or in the University of Phoenix Custom Deal (in each case of sub-clauses (1) through (v) above in this Section 6.E or collectively, “Custom Deal Loans”).  The Parties hereby acknowledge that as of July 30, 2004 Sallie Mae provides both, but is not obligated to continue to provide either, Statewide Benefit Deals in connection with attendance at schools located in Louisiana, North Carolina and Pennsylvania, as described in Schedule 9 to this Settlement Agreement and the University of Phoenix Custom Deal.  The applicable EOG Related Persons agree that they will not withdraw or terminate, during the course of any particular Academic Year to take effect for or during that same Academic Year, Bank One’s participation in a Statewide Benefit Deal or the University of Phoenix Custom Deal in which Bank One and the applicable EOG Related Persons have agreed to participate; provided, however, the applicable EOG Related Persons may withdraw or terminate Bank One’s participation in such a Statewide Benefit Deal or the University of Phoenix Custom Deal to take effect for any succeeding Academic Year by giving Bank One at least sixty (60) days advance written notice before the beginning of such succeeding Academic Year and, provided, further, that, if Bank One participates, the applicable EOG Related Persons may at any time and in its sole discretion amend, withdraw, or terminate a Statewide Benefit Deal and/or the University of Phoenix Custom Deal only if it does so for all applicable EOG Related Persons lending brands generally.  The Commitment Period shall be extended, but solely with respect to the term of Bank One’s participation in the applicable Statewide Benefit Deal and/or the University of Phoenix Custom Deal, to coincide with the end date of Bank One’s participation in such Statewide Benefit Deal and/or the University of Phoenix Custom Deal and the terms of the ExportsSS Agreement, as amended by this Settlement Agreement, shall govern with respect to a Statewide Benefit Deal and the University of Phoenix Custom Deal.

4.                                       The second sentence in Section 7.B. of the Settlement Agreement is hereby amended and restated to read in its entirety as follows:

To effectuate the intent of this provision, Bank One and Sallie Mae agree that Bank One shall not be obligated to pay to Sallie Mae the Net Earnings owed under the USA LPA for the second calendar quarter of 2004 in accordance with the terms of the USA LPA and, in turn, Sallie Mae shall not be obligated to pay to Bank One the 50 basis point Department of Education lender fee for all Loans sold pursuant to the USA LPA on or after August 6, 2004.

5.(a). As it relates to Section 2.D. of the Settlement Agreement, in consideration of Bank One’s payment of $580,476 to Sallie Mae, Inc., the obligations of the Bank One Related Persons with respect to the payment of Marketing Fees, Liquidity Fees and Standby Commitment Fees with respect to Education Loans that were disbursed prior to July 1, 2004 (the “Pre-Termination Period EOG Fees”) are completely and forever discharged and satisfied.  The $580,476 payment referenced herein above is referred to herein below as the “Pre-Termination Period EOG Fees Payment”.

5.(b). That the calculation of the amount of the  Pre-Termination Period EOG Fees Payment represents a compromise of an amount with respect to reconciliation of which the parties had independently arrived at different results.

5.(c). That as a result of the making of the Pre-Termination Period EOG Fees Payment, the provisions of Section 5 A. of the Settlement Agreement are hereby amended to include the Pre-Termination Period EOG Fees within the scope of the EOG Released Claims.

6.                                       Schedule 5 of the Settlement Agreement is hereby deleted in its entirety and replaced with the revised Schedule 5 attached hereto.

7.                                       Section 6.B. of the Settlement Agreement is hereby modified by adding the following sentence immediately at the end of the third sentence:

The Parties agree that [**] and [**] shall be deemed to be Custom Deal Loan Schools beginning with the 2005-2006 Academic Year and that all Loans made in the 2005-2006 and subsequent Academic Years in connection with attendance at such schools are subject to the Purchase Price as set forth in Section 6.D.(2) below for so long as Sallie Mae has agreed to provide custom loan terms, as described in, or that provide substantially identical benefits as the benefits described in, the letters of understanding applicable to each such school, annexed hereto as Schedule 10, (provided that actual letters of understanding are executed by an EOG Related Person and such schools), and the Parties additionally agree that, notwithstanding anything in the ExportSS Agreement, as amended by this Settlement Agreement, to the contrary, the Purchase Price for Loans made in connection with attendance at the schools listed on Schedule 3 hereof that are subject to or provided with Bank One’s or any of its affiliates’ national PLUS Loan borrower benefits (a 3.6% credit based on the original Principal Balance and applied to the outstanding Principal Balance of each eligible PLUS Loan (or a cash rebate if available) after thirty-six (36) on time payments and a .25% interest rate reduction for payments made automatically from a checking or savings account) is (a) 100.00% of the aggregate Principal Balance of such Loans; plus (b) 100.00% of the accrued interest that is payable by the Borrowers; plus (c) solely for Loans that are sold within the time frames set forth in Section 9 (Future Required Sales), a premium equal to [**]% of the aggregate Principal Balance of such Loans.

Except as specifically provided for otherwise in this First Amendment, the rights and obligations of each of the Parties under the Settlement Agreement are unchanged.

This First Amendment may be executed in one or more counterparts, but in such event, each counterpart shall constitute an original and all of such counterparts shall together constitute one instrument.  Accordingly, this First Amendment shall become binding, notwithstanding the execution of separate originals, one by each of the parties hereto.  Signatures hereto exchanged by facsimile shall be binding for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto through each of their duly authorized representatives have hereto set their hands on this     day of March 2005.

JPMORGAN CHASE BANK, N.A., in its capacity as successor by merger to Bank One, National Association		EDUCATION ONE GROUP, INC.

By:	/s/ Jeffrey Levine	By:	/s/ Mary Eure

Name:	Jeffrey Levine	Name:	Mary Eure

Title:	S.V.P	Title:	Secretary

BANK ONE EDUCATION FINANCE CORPORATION		SALLIE MAE, INC.

By:	/s/ Michael Getzler	By:	/s/ Robert S. Lavet

Name:	Michael Getzler	Name:	Robert S. Lavet

Title:	Vice President	Title:	S.V.P. & General Counsel

SECONDARY MARKET SERVICES, LLC		J.P. MORGAN TRUST COMPANY,
By: Sallie Mae, Inc., Authorized Agent		N.A., acting as trustee and agent for Secondary Market Services, LLC

By:	/s/ Robert S. Lavet	By:	/s/ James A. Alexander

Name:	Robert S. Lavet	Name:	James A. Alexander

Title:	S.V.P. & General Counsel	Title:	Chief Financial Officer

SLM EDUCATION CREDIT FINANCE CORPORATION

By: Sallie Mae, Inc., Authorized Agent

By:	/s/ Robert S. Lavet

Name:	Robert S. Lavet

Title:	S.V.P. & General Counsel

SCHEDULE 5

Direct mail :

Summer campaign

August: $[**]

September: $[**] (est)

Fall campaign:

November : $[**](est.)

December:  $[**](est.)

Lending Tree Promotion: $[**](est) - $[**] per month

Target Promotion: $[**](est.)  - September

Total: $[**]

SCHEDULE 9

University of Phoenix Custom Deal Terms

Stafford Borrowers:

2% Payback @ Repay if you sign up for Manage Your Loan

4.5% Cashback after 33 on-time payments

PLUS Borrowers:

Payback - 1% Principal Reduction after 12 on-time payments and another 1% Principal Reduction after 24 on-time payments

Direct Repay - 25bp interest rate reduction if you allow the payment to be directly withdrawn from your checking account.

Pennsylvania PAybackSM Program Term Sheet

Stafford Borrowers - Stafford borrowers attending Pennsylvania schools will receive, at the beginning of repayment, a 2% credit that is based on the original amount of each eligible Stafford loan.  To qualify for this benefit borrowers must:

•                  Attend a Pennsylvania school;

•                  Enroll, prior to repayment, in Manage Your LoansSM and agree, prior to repayment, to receive account information at a valid e-mail address.

Note: The PAyback program is in addition to the Sallie Mae Cash BackSM Program.

PLUS Borrowers - PLUS borrowers at Pennsylvania schools may receive a 2% credit based on the original amount of each eligible PLUS loan: 1% after the first 24 scheduled monthly on time payments and another 1% after the next 24 scheduled monthly on time payments have been made. The credit will be applied to the eligible loan following the 24th and 48th scheduled monthly on time payments if the borrower has met all of the eligibility criteria. To qualify, PLUS borrowers must:

•                  Have a dependent child attending a Pennsylvania school;

•                  Enroll in Manage Your Loans and agree to receive Sallie Mae account information at a valid e-mail address; and

•                  Make their first 48 scheduled monthly payments on time.

Note:  The PLUS PAyback Program benefit is in addition to the PLUS Direct Repay benefit.

Eligible Guarantors: Any FFELP guarantor may be used. USA Funds is the preferred guarantor.

North Carolina PaybackSM  Program Term Sheet

Stafford Loans - Stafford borrowers attending North Carolina schools will receive, at the beginning of repayment, a 2% credit that is based on the original amount of each eligible Stafford loan.  To qualify, the borrower must:

•                  Attend a North Carolina school;

•                  Graduate;

•                  Enroll, prior to repayment, in Manage Your LoansSM and agree, prior to repayment, to receive account information at a valid e-mail address.

Note: The North Carolina Payback benefit is in addition to the Sallie Mae Cash BackSM Program benefit.

PLUS Loans - PLUS borrowers with children attending a North Carolina school may receive a 2% credit based on the original amount of each eligible PLUS loan: 1% after the first 24 scheduled monthly on time payments and another 1% after the next 24 scheduled monthly on time payments have been made.  The credit will be applied to the eligible loan(s) following the 24th and 48th scheduled monthly on time payments if the borrower has met all of the eligibility criteria.   To qualify, the borrower must:

•                  Have a dependent child attending a North Carolina school;

•                  Enroll in Manage Your LoansSM and agree to receive Sallie Mae account information at a valid e-mail address; and

•                  Make their first 48 scheduled monthly payments on time.

Note:  The North Carolina PLUS Payback Program benefit is in addition to Direct Repay.

Eligible Borrowers: Stafford and PLUS borrowers at North Carolina schools who obtain loans through Bank One are eligible to receive these benefits.

Approval Requirements: For all schools in North Carolina are automatically profiled to receive these benefits.

Louisiana LagniappeSM  Program Term Sheet

Stafford Loans - Stafford borrowers attending Louisiana schools will receive, at the beginning of repayment, a 1.5% credit that is based on the original amount of each eligible Stafford loan.  To qualify, the borrower must:

•                  Attend a Louisiana school;

•                  Graduate;

•                  Enroll, prior to repayment, in Manage Your LoansSM and agree, prior to repayment, to receive account information at a valid e-mail address.

Note: The Louisiana Lagniappe benefit is in addition to the Sallie Mae Cash BackSM Program benefit.

Eligible Borrowers: Stafford borrowers at Louisiana schools who obtain loans through Bank One are eligible to receive these benefits.

Approval Requirements: For all schools in Louisiana are automatically profiled to receive these benefits.

SCHEDULE 10

[Attachment was not attached at signing.]